Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Hope Andrade
Secretary of State

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

PRECISION SOLAR CONTROLS INC.
Filing Number: 113767500

Articles Of Incorporation	December 29, 1989
Articles Of Amendment	February 13, 1990
Change Of Registered Agent/Office	July 13, 1990
Change of Name or Address by Registered Agent	April 19, 2010

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on July 08, 2011.

Hope Andrade
Secretary of State

- 1 1 , ' 0 1 3 5 1

FILED
In the Office of the
Secretary of State of Texas

DEC 29 1989

Corporations Section

ARTICLES OF INCORPORATION
OF
PSC ACQUISITION CORP.

The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is PSC Acquisition Corp.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is one hundred thousand (100,000) shares of common stock of the par value of One Dollar ($1.00) each.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000) consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

ARTICLE SIX

The street address of its initial registered office is c/o C T Corporation System, 1601 Elm Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT CORPORATION SYSTEMS.

ARTICLE SEVEN

The number of directors of the corporation may be fixed by the by-laws.

The number of directors constituting the initial board of directors is three (3), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

Name:	Address:
Cyril C. Dunmire, Jr.	635 Lucknow Road Harrisburg, PA 17110
Richard N. Franz	635 Lucknow Road Harrisburg, PA 17110
Douglas B. Danko	635 Lucknow Road Harrisburg, PA 17110.

ARTICLE EIGHT

The name and address of the sole incorporator is:

Name:	Address:
John P. Manbeck	410 North Third Street P. O. Box 1146 Harrisburg, PA 17108-1146.

ARTICLE NINE

Shareholders of the corporation shall not have preemptive rights to acquire additional or treasury shares of the capital stock of the Corporation.

ARTICLE TEN

Shareholders shall not possess cumulative voting rights in the election of directors or on any other matter.

IN WITNESS WHEREOF, the undersigned sole incorporator has set my hand, this 28th day of December, 1989.

John P. Manbeck
Sole Incorporator

COMMONWEALTH OF PENNSYLVANIA :
: SS:
COUNTY OF DAUPHIN :

I, Judith L. Krape, a notary public, do hereby certify that on this 28th day of December, 1989, personally appeared before me, John P. Manbeck, who being by me first duly sworn, declared that he is the person who signed the foregoing document as sole incorporator, and that the statements therein contained are true.

Judith L. Krape
Notary Public

(Notarial Seal)

NOTARIAL SEAL
JUDITH L. KRAPE, Notary Public
Harrisburg, Dauphin County
My Commission Expires Oct. 14, 1991

FILED
In the Office of the
Secretary of State of Texas
FEB 13 1990
Corporations Section

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

PSC ACQUISITION CORP.

Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE. The name of the corporation is PSC Acquisition Corp.

ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on January 31, 1990:

Article One of the Articles of Incorporation is hereby amended so as to read as follows:

ARTICLE ONE.

The name of the corporation is Precision Solar Controls Inc.

ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

ARTICLE FOUR. The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

Dated ~~January~~ February 1, 1990.

PSC ACQUISITION CORP.

By: [signature]
Its Vice President
(Title of Officer)

STATE OF TEXAS :
: SS:
COUNTY OF :

On this, the 1st day of ~~January,~~ February 1990, before me, a Notary Public, the undersigned officer, personally appeared Cyril C. Dunmire, Jr., who acknowledged himself to be the Vice President of PSC Acquisition Corp., a Texas corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Vice President.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[signature: Karen S. Caplinger]
Notary Public

OFFICIAL SEAL
KAREN S. CAPLINGER
NOTARY PUBLIC
STATE OF TEXAS
My Comm Expires Sept 29, 1992

9011930 2634

Jim Burns

ATTORNEY AT LAW
GATEWOOD PROFESSIONAL BUILDING
702 GATEWOOD DRIVE
GARLAND, TEXAS 75043
(214) 240-8972
FAX (214) 240-1453

January 31, 1990

PSC Acquisition Corp.

Dear Sirs:

This letter shall confirm the consent given by Precision Solar Controls, Inc. for the use of the name "PRECISION SOLAR CONTROLS, INC.", to be used as the name of a Texas Corporation. Precision Solar Controls, Inc. hereby grants permission to the Texas Secretary of State to allow amendment of the Corporation Charter of PSC Acquisition Corp. to PRECISION SOLAR CONTROLS INC. as evidenced by the signature of a corporate officer of PRECISION SOLAR CONTROLS, INC. below.

Yours truly,

Jim Burns

JB/kc

Precision Solar Controls, Inc. consents to the use of the name of Precision Solar Controls Inc. by the Texas Secretary of State in issuing a new corporate charter.

Name: ______________________
DAVID L. SMITH,
President of Precision
Solar Controls, Inc.

1137675

FILED
In the Office of the
Secretary of State of Texas

JUL 13 1990

Corporations Section

To the Secretary of State
of the State of Texas:

C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1. The name of the corporation is See attached list

2. The post office address of its present registered office is c/o C T CORPORATION SYSTEM, 1601 ELM STREET, DALLAS, TEXAS 75201

3. The post office address to which its registered office is to be changed is c/o C T CORPORATION SYSTEM, 350 N. ST. PAUL STREET, DALLAS, TEXAS 75201

4. The name of its present registered agent is C T CORPORATION SYSTEM

5. The name of its successor registered agent is C T CORPORATION SYSTEM

6. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7. Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated July 2, 1990.

C T CORPORATION SYSTEM

By [signature]

Its Vice President

TYPE	NUMBER	NAME	AGENT
00	01136139	I.A. MANAGEMENT (US), INC.	CT CORP SYSTEM
00	01136158	AMGRIP, INC.	C T CORPORATION SYSTEM
00	01136296	BUILDER'S CAPITAL CORPORATION	CT CORPORATION SYSTEM
00	01136421	BOULEVARD HOTELS, INC.	CT CORPORATION SYSTEM
00	01136962	WELLS FARGO ARMORED SERVICE CORPORATION OF TEXAS	C T CORPORATION SYSTEM
00	01136764	SCHOOL DAYZ, INC.	CT CORPORATION SYSTEM
00	01136775	BUSHNELL HOLDING INC.	CT CORPORATION SYSTEM
00	01136793	FREDERICK SCAFFOLD & EQUIPMENT, INC.	CT CORPORATION SYSTEM
00	01137142	UNIVERSAL APPLICATORS, INC.	C T CORPORATION SYSTEM
00	01137419	UNICODE CORPORATION	CT CORPORATION SYSTEM
00	01137675	PRECISION SOLAR CONTROLS INC.	CT CORP SYSTEM
00	01137736	ROLLINS DEVELOPMENT CORPORATION	CT CORPORATION SYSTEM
00	01137898	SOSTAR CORPORATION	CT CORPORATION SYSTEM
00	01137934	3535 TRAVIS VENTURES, INC.	C T CORPORATION SYSTEM
00	01137970	COURION SOUTHWEST, INC.	C T CORPORATION SYSTEM
00	01138044	LOIGAS, INC.	CT CORPORATION SYSTEM
00	01138105	TAYLOR FORGE ENGINEERED SYSTEMS, INC.	C T CORPORATION SYSTEM
00	01138114	GUILD HOTEL MANAGEMENT CO. OF TEXAS	C T CORPORATION SYSTEM
00	01138173	CHERCO PROPERTIES INC.	C T CORPORATION SYSTEM
00	01138487	T C MALL II, INC.	CT CORPORATION SYSTEM
00	01138488	T C MALL III, INC.	CT CORPORATION SYSTEM
00	01138751	ANABEL HOLDING CO., INC.	CT CORPORATION SYSTEM
00	01138752	EUROCO MARKETING CORP.	CT CORPORATION SYSTEM
00	01138820	HPS OF TEXAS, INC.	CT CORPORATION SYSTEM
00	01138867	HELI-DYNE SYSTEMS, INC.	C T CORPORATION SYSTEM
00	01139070	USV ACQUISITION, INC.	CT CORPORATION SYSTEM
00	01139178	TEXAS MCC CO., INC.	CT CORPORATION SYSTEM
00	01139399	TSC LENDING GROUP, INC.	C T CORPORATION SYSTEM
00	01139590	THE AMERICAN ELK CONSERVATORY HOLDINGS, INC.	CT CORPORATION SYSTEM
00	01139977	JLJ SALON, INC.	CT CORPORATION SYSTEM
00	01140052	LCSBA, INC.	CT CORPORATION SYSTEM
00	01140093	SAFECARE TEXAS, INC.	CT CORPORATION SYSTEM
00	01140106	NETWORK TITLE SERVICES USA, INC.	CT CORPORATION SYSTEM
00	01140214	AKZO LEASING INC.	CT CORPORATION SYSTEM
00	01140221	HAIRCRAFTERS NO. 193 OF TRAVIS SQUARE, INC.	CT CORPORATION SYSTEM
00	01140332	COLORTYME STORES OF PENNSYLVANIA, INC.	CT CORP SYSTEM
00	01140333	COLORTYME STORES OF SOUTHERN CALIFORNIA, INC.	CT CORP SYSTEM
00	01140334	COLORTYME STORES OF TUCSON, INC.	CT CORP SYSTEM
00	01140335	COLORTYME STORES OF HAWAII, INC.	CT CORP SYSTEM
00	01140336	COLORTYME STORES OF ALBUQUERQUE, INC.	CT CORP SYSTEM
00	01140420	SAFE TIRE DISPOSAL CORP. OF TEXAS	C T CORPORATION SYSTEM
00	01140748	A.O.A. FOOD SERVICE, INC.	C T CORPORATION SYSTEM
00	01140830	PENTA NET, INC.	CT CORPORATION SYSTEM
00	01140928	WESTERN HORIZONTAL DRILLING, INC.	CT CORPORATION
00	01141003	HUNTINGTON RESTAURANTS GROUP, INC.	CT CORPORATION SYSTEM
00	01141057	TOREADOR EXPLORATION & PRODUCTION INC.	C T CORPORATION SYSTEM
00	01141068	TRI-CONTINENTAL CAPITAL TEXAS, INC.	C T CORPORATION SYSTEM
00	01141162	MAXIMILIAN GROUP, INC.	CT CORP SYSTEM
00	01141285	FOR FUTURE USE III, INC.	C T CORPORATION SYSTEM
00	01141316	CEBRA INCORPORATED	C T CORPORATION SYSTEM
00	01141764	BARTON SUPERIOR WELLHEAD, INC.	CT CORPORATION SYSTEM
00	01141787	G & A FINANCIAL SERVICES, INC.	CT CORPORATION SYSTEM
00	01141794	ALEX SILL CO., INC.	C T CORPORATION SYSTEM
00	01141808	SOUTHERN VALVE & MACHINE WORKS CORPORATION	CT CORPORATION SYSTEM

00126301553

Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697
(Form 408)

Filed in the Office of the
Secretary of State of Texas
Filing #: 113767500 04/19/2010
Document #: 304538401259
Image Generated Electronically

STATEMENT OF CHANGE OF ADDRESS OF REGISTERED AGENT

1. The name of the entity represented is
   PRECISION SOLAR CONTROLS INC.

   The entity's filing number is 113767500

2. The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

   350 N. St. Paul St., Dallas, TX 75201

3. The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

   350 N. St. Paul St., Ste. 2900, Dallas, TX 75201-4234

4. Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 04/19/2010

CT Corporation System

Name of Registered Agent

Kenneth Uva, Vice President

Signature of Registered Agent

FILING OFFICE COPY